UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 13, 2008 (August 7, 2008)

CHINA BIOLOGIC PRODUCTS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-52807	75-2308816
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 14 East Hushan Road,
Taian City, Shandong 271000
People's Republic of China
(Address of Principal Executive Offices)

(+86) 538 -620-3897
Registrant's Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On August 7, 2008, the Board of Directors of the China Biologic Products, Inc. (the "Company") established a Governance and Nominating Committee and a Compensation Committee and appointed each of the Company's independent directors, Tong Jun Lin, Jie Gan, and Sean Shao, to each committee. Dr. Lin was appointed to serve as the Chair of the Governance and Nominating Committee and Dr. Gan was appointed to serve as the Chair of the Compensation Committee. Copies of the Governance and Nominating Committee Charter and the Compensation Committee Charter are attached to this report as Exhibits 99.1 and 99.2, respectively, and are incorporated herein by reference. Each committee charter will also be posed on the corporate governance page of the Company's website as soon as practicable.

A copy of the Press Release announcing the establishment of the new committees is attached to this report as Exhibit 99.3.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits

Exhibit
No.	Description

99.1	Governance and Nominating Committee Charter

99.2	Compensation Committee Charter

99.3	Press Release, dated August 13, 2008

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BIOLOGIC PRODUCTS, INC.

Date: August 13, 2008	/s/ Chao Ming Zhao
Chao Ming Zhao
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Governance and Nominating Committee Charter

99.2	Compensation Committee Charter

99.3	Press Release, dated August 13, 2008